                                                                  Exhibit 3.2

                                    BYE-LAWS

                                       of

                          FLAG Telecom Holdings Limited

I HEREBY CERTIFY that the within written Bye-laws are a true copy of the Bye-laws of FLAG TELECOM HOLDINGS LIMITED approved in accordance with the terms of the written resolutions of the Shareholders of the above Company passed on the 24th day of February, 1999, to become effective on the date determined in the written resolutions.

                                                              Director



                                    I N D E X
                                    ---------

INTERPRETATION.............................................................4
REGISTERED OFFICE..........................................................6
SHARE RIGHTS...............................................................6
MODIFICATION OF RIGHTS.....................................................7
SHARES.....................................................................7
CERTIFICATES...............................................................8
LIEN.......................................................................8
CALLS ON SHARES...........................................................10
FORFEITURE OF SHARES......................................................11
REGISTER OF SHAREHOLDERS..................................................12
REGISTER OF DIRECTORS AND OFFICERS........................................12
TRANSFER OF SHARES........................................................12
TRANSMISSION OF SHARES....................................................13
INCREASE OF CAPITAL.......................................................13
ALTERATION OF CAPITAL.....................................................14
REDUCTION OF CAPITAL......................................................14
GENERAL MEETINGS AND WRITTEN RESOLUTIONS..................................15
NOTICE OF GENERAL MEETINGS................................................15
GENERAL MEETINGS AT MORE THAN ONE PLACE...................................16
PROCEEDINGS AT GENERAL MEETINGS...........................................16
VOTING....................................................................17
PROXIES AND CORPORATE REPRESENTATIVES.....................................18
APPOINTMENT AND REMOVAL OF DIRECTORS......................................19
RESIGNATION AND DISQUALIFICATION OF DIRECTORS.............................21
ALTERNATE DIRECTORS.......................................................22
DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES..................23
DIRECTORS' INTERESTS......................................................23
POWERS AND DUTIES OF THE BOARD............................................24
MATTERS REQUIRING SPECIAL APPROVAL........................................24
BUSINESS PLAN.............................................................26
GRATUITIES, PENSION AND INSURANCE.........................................24
DELEGATION OF THE BOARD'S POWERS..........................................28
PROCEEDINGS OF THE BOARD..................................................28
OFFICERS..................................................................30
EXECUTIVE DIRECTORS.......................................................31
MINUTES...................................................................31
SECRETARY AND RESIDENT REPRESENTATIVE.....................................32
THE SEAL..................................................................32
DIVIDENDS AND OTHER PAYMENTS..............................................32
RESERVES..................................................................33
CAPITALIZATION OF PROFITS.................................................34
RECORD DATES..............................................................34
ACCOUNTING RECORDS........................................................34
AUDIT.....................................................................35
SERVICE OF NOTICES AND OTHER DOCUMENTS....................................35
DESTRUCTION OF DOCUMENTS..................................................35
UNTRACED SHAREHOLDERS.....................................................36
WINDING UP................................................................37




INDEMNITY.................................................37


                                      INDEX
                                      -----

AMALGAMATION..............................................39
CONTINUATION..............................................39
ALTERATION OF BY-LAWS.....................................39
BUSINESS COMBINATIONS.....................................39


                                    BYE-LAWS

                                       OF

                          FLAG TELECOM HOLDINGS LIMITED

                                 INTERPRETATION

1.       (1)      In these Bye-laws unless the context otherwise requires -

                  "Associated Person"                means, in relation to any
                                                     Shareholder, (i) any
                                                     subsidiary company or
                                                     holding company of such
                                                     Shareholder or any other
                                                     subsidiary company of any
                                                     such holding company, (ii)
                                                     any company in which such
                                                     Shareholder or any holding
                                                     company of such Shareholder
                                                     holds or controls directly
                                                     or indirectly not less than
                                                     20% of the issued share
                                                     capital and (iii) any other
                                                     affiliate of, or other
                                                     person controlling,
                                                     controlled by or under
                                                     common control with, such
                                                     Shareholder (the
                                                     expressions "subsidiary
                                                     company", "holding
                                                     company", and "control"
                                                     having respectively the
                                                     meanings given to them in
                                                     Section 86 of the Companies
                                                     Act of 1981 of Bermuda, as
                                                     amended);

                  "Bermuda"                          means the Islands of
                                                     Bermuda;

                  "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

                  "Business Plan"                    means, as of any date, the
                                                     business plan in effect as
                                                     of such date in accordance
                                                     with the provisions of
                                                     Bye-laws 98 and 99;

                  "the Companies Acts"               means every Bermuda statute
                                                     from time to time in force
                                                     concerning companies
                                                     insofar as the same applies
                                                     to the Company;

                  "Company"                          means the company
                                                     incorporated in Bermuda
                                                     under the name of FLAG
                                                     TELECOM HOLDINGS LIMITED on
                                                     the day 3rd of February,
                                                     1999;

                  "Entire Board"                     means, at any time, all of
                                                     the Directors then in
                                                     office;

                  "FLAG Project"                     means the project for the
                                                     development, construction,
                                                     operation and maintenance
                                                     of, and the ownership and
                                                     sale of capacity in, an
                                                     undersea fibre
                                                     communication system,
                                                     constructed and operated by
                                                     FLAG Limited, linking
                                                     several countries in
                                                     Europe, the Middle East and
                                                     Asia;

                  "Officer"                          means a person appointed by
                                                     the Board pursuant to
                                                     Bye-law 117 of these
                                                     Bye-laws and shall not
                                                     include an auditor of the
                                                     Company;

                  "paid up"                          means paid up or credited
                                                     as paid up;

                  "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organisation, governmental body or other entity;

                  "Register"                         means the Register of
                                                     Shareholders of the
                                                     Company;

                  "Registered Office"                means the registered office
                                                     for the time being of the
                                                     Company;

                  "Resident Representative"          means the person (or, if
                                                     permitted in accordance
                                                     with the Companies Acts,
                                                     the company) appointed to
                                                     perform the duties of
                                                     resident representative set
                                                     out in the Companies Acts
                                                     and includes any assistant
                                                     or deputy Resident
                                                     Representative appointed by
                                                     the Board to perform any of
                                                     the duties of the Resident
                                                     Representative;

                  "Resolution"                       means a resolution of the
                                                     Shareholders or, where
                                                     required, of a separate
                                                     class or separate classes
                                                     of Shareholders, adopted
                                                     either in general meeting
                                                     or by written resolution,
                                                     in accordance with the
                                                     provisions of these
                                                     Bye-laws;

                  "Seal" means the common seal of the Company and includes any duplicate thereof;

                  "Secretary"                        includes a temporary or
                                                     assistant or deputy
                                                     Secretary and any person
                                                     appointed by the Board to
                                                     perform any of the duties
                                                     of the Secretary;

                  "Security Interest"                means any lien, option,
                                                     security, mortgage, charge
                                                     (whether fixed or
                                                     floating), pledge,
                                                     assignment, title retention
                                                     arrangement, hypothecation,
                                                     encumbrance, or other right
                                                     by way of security (and any
                                                     agreement or arrangement
                                                     having substantially the
                                                     same economic effect as any
                                                     of the foregoing);

                  "Shareholder"                      means a Shareholder or
                                                     member of the Company;

                  "Specified Place"                  means the place, if any,
                                                     specified in the notice of
                                                     any meeting of the
                                                     Shareholders, or adjourned
                                                     meeting of the
                                                     Shareholders, at which the
                                                     chairman of the meeting
                                                     shall preside;

                  "Stock Exchange"                   means any stock exchange on
                                                     which shares of the Company
                                                     may be listed from time to
                                                     time; and

                  "these Bye-laws"                   means these Bye-laws in
                                                     their present form or as
                                                     from time to time amended.

         (2) For the purposes of these Bye-laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present.

         (3) Words importing only the singular number include the plural number and vice versa.

         (4) Words importing only the masculine gender include the feminine and neuter genders respectively.

         (5) Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate.

         (6) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form.

         (7) Any words or expressions defined in the Companies Acts in force at the date when these Bye-laws or any part thereof are adopted shall bear the same meaning in these Bye-laws or such part (as the case may be).

         (8) In these Bye-laws: (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word "Board" in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-laws or under another delegation of the powers.

                                REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                                  SHARE RIGHTS

3. Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

4.       (1)      Subject to the  Companies  Acts,  any  preference  shares may, with the sanction of a resolution of the Board, be issued on terms:

                  (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or,

                  (b) that they are liable to be redeemed at the option of the Company; and/or,

                  (c) if authorised by the memorandum/Incorporating Act of the Company, that they are liable to be redeemed at the option of the holder.

                  The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-laws.

         (2) The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class, at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine PROVIDED ALWAYS that such purchase is effected in accordance with the provisions of the Companies Acts.

                             MODIFICATION OF RIGHTS

5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-laws as to general meetings of the Company shall MUTATIS MUTANDIS apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy the majority of the shares of the relevant class and that every holder of shares of the relevant class shall be entitled to one vote for every such share held by him; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

6. For the purposes of this Bye-law, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights shall be deemed to be altered (a) by the reduction of the capital paid up on those shares otherwise than by a purchase or redemption by the Company of its own shares, and (b) by the allotment of other shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares but shall not otherwise be deemed to be altered by the creation or issue of further shares ranking PARI PASSU therewith or by the purchase or redemption by the Company of any of its own shares.

                                     SHARES

7. Subject to the provisions of these Bye-laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the

         Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

9. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws, or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

10. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, and may determine that a representation of the Seal may be printed on any such certificates.

13. Nothing in these Bye-laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations.

                                      LIEN

14. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.

15. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

16. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

17. Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:-

                  (1)      the death of such Shareholder;

                  (2) the non-payment of any income tax or other tax by such Shareholder;

                  (3) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

                  (4)      any other act or thing;

         in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):-

                  (a) the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

                  (b) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest at such rate as the Board may determine from the date of payment to the date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

                  (c) the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

                  (d) the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

         Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

                                 CALLS ON SHARES

18. The Board may from time to time make calls upon the Shareholders in respect of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium or to reimburse the Company for any payments it may have made as a result of a request made of the Company from any governmental agency or taxing authority to make payments in respect of its shares) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least 14 days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

19. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

20. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21. If a sum called pursuant to Bye-law 18 in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

22. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                              FORFEITURE OF SHARES

24. If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

25. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

26. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

27. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

28. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

29. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

30. An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS

31. The Company shall establish and maintain the Register in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-law 9.

32. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers.

                       REGISTER OF DIRECTORS AND OFFICERS

33. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. on every working day.

                               TRANSFER OF SHARES

34. Any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

35. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:-

         (1) the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

         (2) the instrument of transfer is in respect of only one class of share; and

         (3) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

         Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law and Bye-laws 34 and 36.

36. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

37. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             TRANSMISSION OF SHARES

38. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

39. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

40. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

41. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 38, 39 and 40.

                               INCREASE OF CAPITAL

42. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

43. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

44. The new shares shall be subject to all the provisions of these Bye-laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

45.      The Company may from time to time by Resolution:-

         (1) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

         (2) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

         (3) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

         (4) make provision for the issue and allotment of shares which do not carry any voting rights;

         (5) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

         (6)      change the currency denomination of its share capital.

         Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

46. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

47. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium or contributed surplus account in any manner.

48. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                    GENERAL MEETINGS AND WRITTEN RESOLUTIONS

49.      (1)      The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by Shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than Annual General Meetings which shall be called
                  Special General Meetings.

         (2) Except in the case of the removal of auditors and Directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or their proxies, or, in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the resolution in writing would be entitled to attend such meeting and vote on the resolution. Such resolution in writing may be signed by, or, in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

         (3) For the purposes of this Bye-law, the date of the resolution in writing is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

         (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-laws.

                           NOTICE OF GENERAL MEETINGS

50. An Annual General Meeting shall be called by not less than 20 days notice in writing and a Special General Meeting shall be called by not less than 20 days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-laws 140 and 141 to all Shareholders other than such as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

51. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

52. A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

                     GENERAL MEETINGS AT MORE THAN ONE PLACE

53.      (1)      The  provisions of this Bye-law  shall apply if any general meeting is convened at or adjourned to more than one place.

         (2) The notice of any meeting or adjourned meeting may specify the Specified Place and the Board shall make arrangements for simultaneous attendance and participation at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by Shareholders, provided that persons attending at any particular place shall be able to see and hear and be seen and heard (whether by audio visual links or otherwise howsoever enabling the same) by persons attending at the other places at which the meeting is convened.

         (3) The Board may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Shareholder who is unable to attend, in person or by proxy, at any particular place because the number of attendees at such place is too great shall be entitled so to attend at one of the other places; and the entitlement of any Shareholder so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

         (4) For the purposes of all other provisions of these Bye-laws any such meeting shall be treated as being held at the Specified Place.

         (5) If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given notwithstanding any other provision of these Bye-laws.

                         PROCEEDINGS AT GENERAL MEETINGS

54. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-laws, at least two Shareholders present in person or by proxy and entitled to vote representing the holders of more than 50.1% of the issued shares shall be a quorum for all purposes; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

55. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and entitled to vote and representing the holders of more than 50.1% of the issued shares shall be a quorum, provided that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than seven days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy and entitled to vote and representing the holders of more than 50.1% of the issued shares shall be a quorum. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

56. The Resident Representative, if any, upon giving the notice referred to in Bye-law 50 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.

57. The Chairman (if any) of the Board or (the President) or in his absence, the Deputy Chairman of the Board (or the Vice-President) shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairman.

58. The chairman of the meeting may, with the consent of a majority of the persons present and entitled to vote at any meeting at which a quorum is present (and shall if so directed by such persons), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more or for an indefinite period, a notice shall be given as in the case of the original meeting.

59. Save as expressly provided by these Bye-laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

60. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon.

61. Save where a greater majority is required by the Companies Acts or these Bye-laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

62. Subject to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person or by proxy shall be entitled to one vote for each share held by him.

63. At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

64. Votes may be cast either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

65. In the case of an equality of votes at a general meeting, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

66. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

67. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote by his receiver, committee, CURATOR BONIS or other person in the nature of a receiver, committee or CURATOR BONIS appointed by such Court and such receiver, committee, CURATOR BONIS or other person may vote, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

68. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

69.      If:

                  (a) any objection shall be raised to the qualification of any voter; or

                  (b) any votes have been counted which ought not to have been counted or which might have been rejected; or

                  (c) any votes are not counted which ought to have been counted,

         the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATIVES

70. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

71. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. A person so authorised as a representative of a corporation shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual Shareholder of the Company and the grantor shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

72. Subject to Bye-law 71, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than two hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

73. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

74. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting or the day before the effective date of any written resolution, at or on which the instrument of proxy is used.

75. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

76. At the first Annual General Meeting after the initial public offering of shares all the Directors shall retire from office, and at every subsequent Annual General Meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but, if there is only one Director who is subject to retirement by rotation, he shall retire.

77. Subject to the provisions of the Companies Acts and these Bye-laws, the Directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the Annual General Meeting and no Director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

78. If the Company, at the meeting at which a Director retires by rotation or otherwise, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

79. Except as provided in Bye-law 82, no person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless he is recommended by the Board or he is nominated in accordance with the procedures set out in the Companies Acts and as provided by applicable U.S. securities laws.

80. All Directors, upon appointment, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

81. The Company shall at the Annual General Meeting and may by Resolution determine the minimum number of Directors, which shall be not less than two (ten for so long as Bell Atlantic Network Systems Company holds no more than 10% of the issued and outstanding shares and one of the Directors has been designated by Bell Atlantic Network Systems Company pursuant to Bye-law 82), and the maximum number of Directors and may by Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following Annual General Meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such Annual General Meeting, he shall vacate office at the conclusion thereof.

82. Each Shareholder holding at least 9% of the issued and outstanding shares shall have the right from time to time for each 9% of the issued and outstanding shares held by such Shareholder to designate one Director (which may be a retiring Director) by notice to the Company. If such procedures do not result in the appointment of at least one Director designated by each of Bell Atlantic Network Systems Company and/or Rathburn Limited, for so long as Bell Atlantic Network Systems Company owns any shares it shall have the right to designate one Director by notice to the Company and for so long as Rathburn Limited owns any shares it shall have the right to designate one Director by notice to the Company. Further, if such procedures do not result in the appointment of at least one Director designated by Marubeni Telecom Development Limited, for so long as it would be an event of default under any of FLAG Limited's credit facilities if Marubeni Corporation ceased to directly or indirectly own at least 5% of the issued and outstanding voting stock of FLAG Limited, Marubeni Telecom Development Limited shall have the right to designate one Director by notice to the Company.

83.      (1)      Any Shareholder or class of Shareholders designating a
                  Director may by notice in writing to the Company and to the other Shareholders request the removal of such Director and designate another person to be elected in his place in accordance with Bye-law 82. Upon the sale or transfer of shares held by a Shareholder with the result that such Shareholder ceases to hold such percentage of the issued and outstanding shares that entitled it to designate such total number of Directors calculated pursuant to Bye-law 82, there shall be delivered to the Company, upon the closing of such sale or transfer, written resignations of such number of Directors as such Shareholder is no longer entitled to designate pursuant to Bye-law 82. Without prejudice to the generality of the foregoing, upon the sale or transfer of shares held by Bell Atlantic Network Systems Company or
                  Rathburn Limited with the result that Bell Atlantic Network
                  Systems Company or, as the case may be, Rathburn Limited ceases to hold any of the issued and outstanding shares, there shall be delivered to the Company, upon the closing of such sale or transfer, written resignations of all Directors serving upon the designation of Bell Atlantic Network Systems
                  Company or, as the case may be, Rathburn Limited.

         (2) Any Shareholder may, by notice to the Company, request the removal of any Director or Directors designated pursuant to Bye-law 82 by a Shareholder that, at the time of such request, does not hold such percentage of the issued and outstanding shares that entitled it to designate such Director or Directors under Bye-law 82.

         (3) The Company shall in a special general meeting or class meeting called for that purpose remove a Director whose removal is requested pursuant to Bye-law 83(1); provided that notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting. Any vacancy created by the removal of a Director and a special general meeting or class meeting may be filled at the meeting by the election of another Director in his place.

84. If any Director is removed in accordance with the provisions of Bye-law 83, the Shareholder (or Shareholders, jointly and severally, if more than one) who designated such Director shall be responsible for and shall hold harmless the other Shareholders and the Company from and against any claim for compensation arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings, including, without limitation, the fees, disbursements and related charges of counsel.

85. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

86. The office of a Director shall be vacated upon the happening of any of the following events:

         (1) he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

         (2) he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

         (3) he becomes bankrupt under the laws of any country or compounds with his creditors;

         (4)      he is prohibited by law from being a Director;

         (5) he ceases to be a Director by virtue of the Companies Acts or these Bye-laws or is removed from office pursuant to these Bye-laws;

         (6) he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and his Alternate Director (if any) shall not during such period have attended in his stead and the Board resolves that his office be vacated; or

         (7) he is requested to resign in writing by not less than three quarters of the other Directors. In calculating the number of Directors who are required to make such a request to the Director (a) there shall be excluded any Alternate Director appointed by him acting in his capacity as such, and (b) a Director and any Alternate Director appointed by him and acting in his capacity as such shall constitute a single Director for this purpose, so that the signature of either shall be sufficient.

                               ALTERNATE DIRECTORS

87. Any Director (other than an Alternate Director) may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt of such notice by the Secretary. Any Alternate Director may also be removed by resolution of the Board. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

88.      An Alternate Director shall cease to be an Alternate Director:-

         (1) if his appointor ceases to be a Director, but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

         (2) on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;


         (3)      if he is removed from office pursuant to Bye-law 87; or

         (4)      if he resigns his office by notice to the Company.

89. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

90. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent MUTATIS MUTANDIS as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                               DIRECTORS' FEES AND

                      ADDITIONAL REMUNERATION AND EXPENSES

91. Each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

                              DIRECTORS' INTERESTS

92.      (1)      A Director may hold any other office or place of profit
                  with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other
                  Bye-law.

         (2) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

         (3) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

         (4) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

         (5) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

         (6) For the purposes of these Bye-laws, without limiting the generality of the foregoing, a Director or Officer is deemed to have an interest in a transaction or arrangement with the Company if he is the holder of or beneficially interested in 1% or more of any class of the equity share capital of any body corporate or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any shares held by such Director or Officer as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's or Officer's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director or Officer is only interested as a unit holder. For the purposes of this Bye-law, an interest of a person who is connected with a Director or Officer shall be treated as an interest of the Director or Officer.

                         POWERS AND DUTIES OF THE BOARD

93. Subject to the provisions of the Companies Acts and these Bye-laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-law shall not be limited by any special power given to the Board by these Bye-laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

94. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

95. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

                       MATTERS REQUIRING SPECIAL APPROVAL

96. The Company shall not take any of the following actions (or permit any of its subsidiary companies to take any of the following actions) unless such action is approved by resolution validly passed by the Board:-

         (1)      adopt or amend fundamental accounting policies;

         (2) appoint or replace the auditors of the Company or any of its subsidiary companies;

         (3) make or permit any material change to the nature or scope of the FLAG Project;

         (4) make any composition or arrangement with its creditors, move for insolvency,

         (5) receivership or administration or do or permit or suffer to be done any act or thing whereby the Company or any of its subsidiary companies may be wound up (whether voluntarily or compulsorily);

         (6) create any Security Interest over the whole or any material part of the business, property or assets (tangible or intangible) of the Company or any of its subsidiary companies;

         (7)      incur indebtedness exceeding $5,000,000 in the aggregate;

         (8) subject to Bye-law 97, make any loan or advance or give any credit (other than normal trade credit) to any person other than a subsidiary company of the Company in excess of an amount equal to 1% of the total paid up capital (nominal amount plus share premium) of the Company from time to time;

         (9) give any guarantee, indemnity or security to secure the liabilities or obligations of any other person, other than a subsidiary company of the Company;

         (10) sell, transfer, lease, assign, dispose of or part with control of any interest in all or any material part of the business, property or assets (tangible or intangible) of the Company or any of its subsidiary companies, other than the sale or lease of cable capacity on arm's length terms (whether by a single transaction or a series of transactions), or contract to do so or acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein which would, following such acquisition constitute a material part of the business, property or assets of the Company or any of its subsidiary companies (and for the purposes of this Bye-law 96(9), any such business, property or assets accounting for, or which would following such acquisition by the Company or any of its subsidiary companies account for, 5% or more of the net income or net asset value of the Company shall be deemed material);

         (11) make or agree to make any change to the authorised share capital from time to time of the Company or any of its subsidiary companies (including without limitation, the creation of any class of share capital, any increase in the number of authorised shares of any class of share capital or any change in the par value of any class of share capital) or grant any option over, or issue any investment carrying rights of conversion into, any share capital of the Company or any of its subsidiary companies;

         (12) repurchase, redeem (otherwise than in accordance with the terms of redemption established at the time of issue of the relevant share capital or loan stock), reorganise, consolidate, subdivide, cancel, reduce or convert (otherwise than in accordance with the terms of conversion established at the time of issue of the relevant share capital or loan stock) any of the share capital or loan stock of the Company or any of its subsidiary companies or in any way alter the rights attaching thereto;

         (13) acquire, purchase or subscribe for any shares, loan stock, debentures, mortgages or securities (or any interest therein) or any other interest in any company, trust or other body or person, other than the Company or a wholly owned subsidiary company, provided that this Bye-law 96(12) shall not apply to the acquisition of short-term investment grade securities for cash management purposes;

         (14) make any general delegation of Directors' powers, except in accordance with these Bye-laws;

         (15) subject to Bye-law 97, enter into or make any material amendment to any contract that provides for aggregate payments by the Company or any of its subsidiary companies in excess of $5,000,000;

         (16) make any amendment of the Memorandum of Association or Bye-laws of the Company;

         (17) establish the terms and conditions of the issuance of any shares or any share in the share capital of any of the Company's subsidiary companies;

         (18) declare any dividend on any share capital of the Company or any of its subsidiary companies (other than by way of any capitalisation of share premium account);

         (19) participate in or facilitate any public offering of any shares whether by the Company or any other person; or

         (20) designate a Director or Directors of FLAG Limited pursuant to the Bye-laws thereof.

97. The Company shall not (and shall not permit any of its subsidiary companies to) enter into, amend in any material respect or terminate any agreement or transaction involving aggregate payments or other consideration with an aggregate value in excess of $1 million with any person in which a Shareholder or any of its Associated Persons has an interest unless such action is approved by at least two-thirds (a simple majority in the case of a vote to terminate an agreement or transaction) of the votes cast at a meeting of the Board, excluding for all purposes of such calculation all votes exercisable by the Director(s) designated by such interested Shareholder, and any such action with respect to any agreement or transaction involving payments or other consideration with an aggregate value of $1 million or less shall require approval by the affirmative vote of the Directors representing a majority of the total voting power of the Entire Board, excluding for all purposes of such calculation all votes exercisable by any Director appointed by the interested Shareholder. The Company shall not (and shall not permit any of its subsidiary companies to) make any loan or advance or give any credit (other than normal trade credit) to any Shareholder or Director or any relative or Associated Person of a Shareholder or Director unless such loan, advance or credit is approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of the Board, excluding for all purposes of such calculation all votes exercisable by any Director appointed by an interested Shareholder. In case of doubt, the Board shall determine by majority vote, excluding for all purposes of such calculation all votes exercisable by the Director appointed by the potentially interested Shareholder whether a Shareholder is an interested Shareholder by virtue of it or any of its Associated Persons having an interest in any agreement or transaction of a nature requiring approval as provided in this Bye-law.

                                  BUSINESS PLAN

98. The Board shall meet at least three months before the end of each financial year to approve a Business Plan for the following three financial years. Each such Business Plan shall deal with the following matters:

         (1) the activities to be undertaken by the Company and its subsidiary companies;

         (2) a budget setting out the expected revenues, expenses and capital requirements of the Company and each of its subsidiary companies;

         (3) the manner in which the anticipated capital requirements of the Company and its subsidiary companies will be funded including the proportions to be funded by way of external borrowings, Shareholders' loans or guarnatees and/or equity contributions; and

         (4) such other matters as the Shareholders may determine should be dealt with in the Business Plan from time to time.

99. Business Plans shall be approved, and any Business Plan may be amended by the affirmative vote of at least a majority of the Entire Board. If the Board is unable to approve any Business Plan, the Business Plan then in effect shall continue to be operative until the earlier to occur of (i) the expiration of the period covered by such Business Plan and (ii) adoption by the Board of a subsequent Business Plan.

                       GRATUITIES, PENSIONS AND INSURANCE

100.     (1)      The Board may (by  establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiary companies or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

         (2) Without prejudice to the provisions of Bye-laws 146 and 147, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other Company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

         (3) No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

                        DELEGATION OF THE BOARD'S POWERS

101. The Board may, subject to Bye-law 96, by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

102. The Board may entrust to and confer upon any Director, Officer or, subject to Bye-law 96 and without prejudice to the provisions of Bye-law 103, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

103. The Board may delegate, subject to Bye-law 96, any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board.

                            PROCEEDINGS OF THE BOARD

104. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes (two-thirds in the case of resolutions required under Bye-law 96). In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

105. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

106.     (1)      The quorum necessary for the transaction of the business
                  of the Board may be fixed by the Board and, unless so fixed at any other number, shall be the majority of Directors from time to time serving on the Board. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

         (2) The Resident Representative, if any, shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

107. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

108. The Chairman (or President) or, in his absence, the Deputy Chairman (or Vice-President), shall preside as chairman at every meeting of the Board. If at any meeting the Chairman or Deputy Chairman (or the President or Vice-President) is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

109. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

110. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

111. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting and any such meeting shall be deemed a valid meeting as long as a quorum is present throughout.

112. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

113. Save as otherwise provided by these Bye-laws, no contract or transaction between the Company and one or more of the Directors or Officers, or between the Company and any other company, partnership, association, or other organisation in which one or more of Directors or Officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board or committee which authorises the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorises the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders, or (c) the contract or transaction is fair as to the Company as of the time it is authorised, approved or ratified, by the Board, a committee thereof or the Shareholders.

114. The Company may by Resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

115. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employment with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

116. If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

                                    OFFICERS

117.     (1)      The Officers of the Company shall include a President and a
                  Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General
                  Meeting. The President or Chairman, as the case may be, shall be the chief executive officer of the Company and, subject to the control of the Board, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of President or Chairman, as the case may be.

                  Each Vice-President or Deputy Chairman, as the case may be, shall have the powers and shall perform all duties incident to the office of Vice-President or Deputy Chairman, as the case may be, and shall have such other duties and perform such other duties as may from time to time be assigned by these Bye-laws or by the Board or the President or Chairman, as the case may be.

         (2) In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

                               EXECUTIVE DIRECTORS

118.     (1)      Subject to the  provisions  of the Companies  Acts,  the Board may appoint one or more of its body to be the holder of any executive office (except that of auditor) under the Company and may enter into any agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms, including terms as to remuneration, as the Board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuneration as a Director. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason thereof.

         (2) Any Director holding executive office shall not be subject to retirement by rotation. Any Director who is not subject to retirement by rotation shall be disregarded in determining which Directors are subject to retirement by rotation under the provisions of these Bye-laws.

119. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A Director appointed to an executive office shall not IPSO FACTO cease to be a Director if his appointment to such executive office terminates.

120. The emoluments of any Director holding executive office for his services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership or any such scheme or fund.

                                     MINUTES

121. The Board shall cause minutes to be made and books kept for the purpose of recording -

         (1)      all appointments of Officers made by the Board;

         (2) the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee;

         (3) all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders; and

         (4)      all proceedings of its managers (if any).

         Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-law 138 and the minutes of meetings of the Shareholders of the Company.

                      SECRETARY AND RESIDENT REPRESENTATIVE

122. The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts and by these Bye-laws, together with such other duties as shall from time to time be prescribed by the Board.

         The Secretary shall keep the minutes of all meetings of the Board and the minutes of all meetings of the Shareholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Company; shall have custody of the corporate seal of the Company and shall affix the same to such documents and other papers, in accordance with the terms of these Bye-laws; and shall have charge of the share certificate books, transfer books and share ledgers and such other books and papers as the Board or the President or Chairman, as the case may be, shall direct.

123. A provision of the Companies Acts or these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

124.     (1)      The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof.
                  Should the Seal not have been received at the Registered
                  Office in such form at the date of adoption of this Bye-law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

         (2) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary and/or by any one person whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-laws, the minutes of any meeting or any other documents requiring authentication.

                          DIVIDENDS AND OTHER PAYMENTS

125. The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-law 133, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

126. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:-

         (1) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-law as paid-up on the share;

         (2) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

127. The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

128. No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

129. Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

130. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

131. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

                                    RESERVES

132. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALIZATION OF PROFITS

133. The Board may, from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in paying up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

134. Where any difficulty arises in regard to any distribution under the last preceding Bye-law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

135. Notwithstanding any other provisions of these Bye-laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made or not more than 60 days nor less than 10 days before the date of any such meetings.

                               ACCOUNTING RECORDS

136. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

137. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three-month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

138. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

139. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

140. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

141. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

142. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                            DESTRUCTION OF DOCUMENTS

143. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration thereof and all dividend mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof and all paid dividends, warrants and cheques at any time after the expiration of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

         (1) destruction of a document is in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

         (2) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-law; and

         (3) references herein to the destruction of any document include references to the disposal thereof in any manner.

                              UNTRACED SHAREHOLDERS

144.     (1)      The Company shall be entitled to sell, at the best price
                  reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:-

                  (a) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividends, warrants and cheques which have been sent in the manner authorised by these Bye-laws in respect of the shares in question have remained uncashed; and

                  (b) the Company shall as soon as practicable after expiry of the said period of 12 years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such Shareholder or other person giving notice of its intention to sell the shares; and

                  (c) during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such Shareholder or person; and

                  (d) if the shares are listed on a Stock Exchange, notice shall have been given to the Quotations Department of such Stock Exchange of the Company's intention to make such sale prior to the publication of advertisements.

                  If, during any 12-year period referred to in paragraph (a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-law (other than the requirement that they be in issue for twelve years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

         (2) To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

         (3) The net proceeds of sale shall belong to the Company which. for the period of six years after the sale, shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

                                   WINDING UP

145. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                    INDEMNITY

146. Subject to the proviso below, every Director, Officer of the Company and member of a committee constituted under Bye-law 103 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as a Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-law shall not extend to any matter which would render it void pursuant to the Companies Acts.

147. Every Director, Officer, member of a committee duly constituted under Bye-law 103 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

148. To the extent that any Director, Officer, member of a committee duly constituted under Bye-law 103 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

149. Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Director, Officer, or member of a committee duly constituted under Bye-law 103 on account of any action taken by such Director, Officer, or member of a committee or the failure of such Director, Officer, or member of a committee to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Director, Officer, or member of a committee duly constituted under Bye-law 103 or to recover any gain, personal profit or advantage to which such Director, Officer, or member of a committee duly constituted under Bye-law 103 is not legally entitled.

150. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-laws 146 and 147 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-laws 146 and 147 PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer or member of a committee duly constituted under Bye-law 103 would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

         (1) by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

         (2) in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

         (3)      by a Resolution.

         Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 150 are made to meet expenditures incurred for the purpose of enabling such Director, Officer, or member of a committee duly constituted under Bye-law 103 to properly perform his or her duties as an officer of the Company.

                                  AMALGAMATION

151. Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-law 54.

                                  CONTINUATION

152. Subject to the Companies Act, the Shareholders may by Resolution approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Shareholders, having resolved to approve the discontinuation of the Company, may by Resolution further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as they see fit.

                              ALTERATION OF BY-LAWS

153. Subject to Bye-law 162, these Bye-laws may be amended from time to time by the Board, subject to approval by Resolution, provided that in the case of any amendment or repeal of Bye-law 82, 96, 97, 98 or 99, such amendment or repeal shall be approved only if at least 75% of the votes cast are in favor of such amendment or repeal.

                              BUSINESS COMBINATIONS

154. The following definitions shall apply with respect to the provisions of Bye-laws 154 to 162, inclusive:

         (1) "the Act" means the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules or regulations).

         (2) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on November 8, 1990 (the term "registrant" in said Rule 12b-2 meaning in this case the Company).

         (3)      A person shall be a "beneficial owner" of any Voting Shares:
                  (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly (i) the right to acquire (whether such rights is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
                  (c) beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such Voting Shares. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (8) of this Bye-law 154, the number of Capital Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (3) of this Bye-law 154, but shall not include any other Capital Shares that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (4)      "Business Combination" means:

                  (a) any merger, consolidation or amalgamation of the Company or any Subsidiary with (i) any Interested Shareholder, or (ii) any other company (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or amalgamation would be an Affiliate or Associate of an Interested Shareholder; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the Company, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder (except for any arrangement, whether as employee, consultant or otherwise, other than as a Director, pursuant to which any Interested Shareholder or any Affiliate of Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Company, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $5,000,000 or more or constitutes more than 5% of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Shares) or 5% of the Shareholders' equity (in the case of transactions in Capital Shares) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year and consolidated balance sheet of such entity existing at the time the Shareholders of the Company would be required to approve or authorise the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

                  (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company or for any amendment to these Bye-laws; or

                  (d) any reclassification of securities (including any reverse stock split), or recapitalisation of the Company, or any merger, consolidation or amalgamation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Shares, or any securities convertible into Capital Shares or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                  (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

         (5) "Capital Shares" means all shares of the Company authorised to be issued from time to time, "Common Shares" shall mean all common shares of the Company authorised to be issued from time to time, and the term "Voting Shares" shall mean all Capital Shares which by their terms may be voted on all matters submitted to Shareholders of the Company generally.

         (6) "Continuing Director' means any member of the Board while such person is a member of the Board who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

         (7) "Fair Market Value" means: (a) in the case of cash, the amount of such cash; (b) in the case of shares, the highest closing sale price during the 30-day period immediately preceding the date in question of a share on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such shares are listed or, if such shares are not listed on any such exchange, the highest closing bid quotation with respect to such shares during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, in the pink sheets of the National Quotation Bureau or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

         (8) "Interested Shareholder" means any person (other than the Company or any Subsidiarysubsidiary company, or any profit sharing, employee share ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than a Shareholder at the date of the adoption of these Bye-laws unless such Shareholder acquires Voting Shares representing 15% or more in additional voting power) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Shares representing 15% or more of the vote entitled to be cast by the holders of all then outstanding Voting Shares, or
                  (b) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Shares representing 15% or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares.

         (9) "person" means any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Shares.

         (10) "ProposedAction" means a Business Combination or any proposal to amend, repeal or adopt any provision of these Bye-laws inconsistent with these Bye-laws 154 through 162.

         (11) "Subsidiary" means any company, wherever organised, of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (8) of this Bye-law 154, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Company.

155. In addition to any affirmative vote required by law or these Bye-laws, and except as otherwise expressly provided in Bye-law 156, a Business Combination with, or proposed by or on behalf of, any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder shall require the affirmative vote of not less than 66-2/3% of the votes entitled to be cast by the holders of all the then outstanding Voting Shares, voting together as a single class, excluding Voting Shares beneficially owned by such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

156. The provisions of Bye-law 155 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of these Bye-laws, if all of the conditions specified in either of the following paragraph (1) or (2) are met:

         (1) The Business Combination shall have been approved by a majority of the Continuing Directors.

         (2)      All of the following conditions shall have been met:

                  (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                      (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for beneficial ownership of Common Shares acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Shares; and

                      (ii) the  Fair Market Value per share of Common Shares on
                           the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Shares.

                  (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Shares, other than Common Shares, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                      (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any such class or series of Capital Shares in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Shares (x) within the two-year period immediately prior to the Announcement Date or
                           (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent share split, share dividend, subdivision or reclassification with respect to such class or series of Capital Shares; .

                      (ii) the Fair Market Value per share of such class or
                           series of Capital Shares on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent share split, subdivision or reclassification with respect to such class or series of Capital Shares; and.

                      (iii)(if  applicable) the highest preferential amount per
                           share to which the holders of shares of such class or series of Capital Shares would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company regardless of whether the Business Combination to be consummated constitutes such an event. .

                  (c) The consideration to be received by holders of a
                      particular class or series of outstanding Capital Shares shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Shares. If the consideration so paid for shares of any class or series of Capital Shares varied as to form, the form of consideration for such class or series of Capital Shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Shares previously acquired by the Interested Shareholder.

                  (d) After the Determination Date and prior to the consummation of such Business Combination, (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Shares, (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Shares), except as approved by a majority of the Continuing Directors, (iii) there shall have been an increase in the annual rate of dividends paid on the Common Shares as necessary to reflect any reclassification (including any reverse stock split), recapitalisation, reorganisation or any similar transaction that has the effect of reducing the number of outstanding shares of Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (iv) such Interested Shareholders shall not have become the beneficial owner of any additional shares of Capital Shares except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Shares.

                  (e) A proxy or information statement describing the proposed
                      Business Combination and complying with the requirements of the Act shall be mailed to all Shareholders if required by the Act at least 30 days prior to the consummation of such Business Combination. The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, an opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Shares other than the Interested Shareholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Company.

                  (f) Such Interested Shareholder shall not have made any major change in the Company's business or equity capital structure without the approval of a majority of the Continuing Directors.

                  The provisions of this paragraph (2) shall be required to be met with respect to every class or series of outstanding Capital Shares, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Shares.

157. In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in paragraphs (2)(a) and (2)(b) of Bye-law 156 shall include the Common Shares and/or the shares of any other class or series of Capital Shares retained by the holders of such shares.

158. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of these Bye-laws 154 through 162, on the basis of information known to them after reasonable inquiry, all questions arising under these Bye-laws 154 through 162 including, without limitation, (a) whether a person is an Interested Shareholder,
         (b) the number of Capital Shares or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action is with, or proposed by, or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding on all parties for all purposes of these Bye-laws 154 through 162.

159. Nothing contained in these Bye-laws 154 through 162 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

160. The fact that any Business Combination complies with the provisions of these Bye-laws 154 through 162 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board or any member thereof, to approve such Business Combination or recommend its adoption or approval to the Shareholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

161. A Proposed Action is presumed to have been proposed by, or on behalf of, an Interested Shareholder or a person who thereafter would become such or an Affiliate or Associate thereof if (a) after the Interested Shareholder became such, the Proposed Action is proposed following the election of any Director who with respect to such Interested Shareholder or an Affiliate or Associate thereof, would not qualify to serve as a Continuing Director, or (b) such Interested Shareholder or an Affiliate or Associate thereof votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareholder or an Affiliate or Associate thereof a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareholder or an Affiliate or Associate thereof, based on information known to them after reasonable inquiry.

162. Notwithstanding any other provisions of these Bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Bye-laws), any proposal to amend, repeal or adopt any provision of these Bye-laws inconsistent with these Bye-laws 154 through 162 which is proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder shall require the affirmative vote of the holders of not less than 66-2/3% of the votes entitled to be cast by the holders of all the then outstanding Voting Shares, voting together as a single class, excluding Voting Shares beneficially owned by such Interested Shareholder; provided, however, that this Bye-law 162 shall not apply to, and such 66-2/3% vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of the Directors on the Board are persons who would be eligible to serve as Continuing Directors within the meaning of Bye-law 154(6).